Exhibit 99.2

Pro Forma Financial Information	Page

Unaudited Pro Forma Combined Statement of Income for the Six Months Ended June 30, 2005	F-3
Unaudited Pro Forma Combined Statement of Income for the Year Ended December 31, 2004	F-4
Notes to Unaudited Pro Forma Combined Financial Statements	F-5

VALERO ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined statements of income give effect to the Premcor acquisition as described in Valero’s Form 8-K filed on September 2, 2005 and Valero’s Form 10-Q for the nine months ended September 30, 2005 which was filed on November 9, 2005. The unaudited pro forma combined statements of income for the six months ended June 30, 2005 and the year ended December 31, 2004 assume that the Premcor acquisition occurred on January 1, 2004. No unaudited pro forma combined balance sheet is presented herein since Premcor was included in Valero’s historical balance sheet as of September 30, 2005 included in Valero’s Form 10-Q for the nine months ended September 30, 2005. The third quarter Form 10-Q also reflects the preliminary allocation of the purchase price among the assets acquired and liabilities assumed based on estimated fair values, pending the completion of an independent appraisal and other evaluations.
The unaudited pro forma combined statements of income should be read in conjunction with (i) the historical consolidated financial statements of Valero included in its quarterly reports on Form 10-Q for the six months ended June 30, 2005 and the nine months ended September 30, 2005 and its annual report on Form 10-K for the year ended December 31, 2004, and (ii) the historical consolidated financial statements of Premcor included in this Form 8-K/A. The unaudited pro forma combined statements of income are not necessarily indicative of the financial results that would have occurred if the Premcor acquisition had been consummated on the date indicated, nor are they necessarily indicative of the financial results in the future. The pro forma adjustments, as described in the Notes to Unaudited Pro Forma Combined Financial Statements, are based upon available information and certain assumptions that Valero’s management believes are reasonable.

VALERO ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Six Months Ended June 30, 2005
(millions of dollars, except per share amounts)

	Valero	Premcor	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

Operating revenues	$32,985	$9,473	$(391	) (a)	$42,067

Costs and expenses:
Cost of sales	28,751	8,018	(391	) (a)	36,378
Refining operating expenses	1,166	503	—		1,669
Retail selling expenses	360	—	—		360
General and administrative expenses	174	107	(7	) (b)	274
Depreciation and amortization expense	383	89	(49	) (c)	529
			106	(c)
Restructuring and other charges	—	5	—		5

Total costs and expenses	30,834	8,722	(341)		39,215

Operating income	2,151	751	(50)		2,852
Equity in earnings of Valero L.P.	19	—	—		19
Other income (expense), net	(15)	10	—		(5)
Interest and debt expense:
Incurred	(145)	(81)	(35	) (d)	(252)
			9	(e)
Capitalized	21	23	—		44

Income from continuing operations before income taxes	2,031	703	(76)		2,658
Income tax expense	650	244	(22	) (f)	872

Net income from continuing operations	1,381	459	(54)		1,786
Preferred stock dividends	8	—	—		8

Net income applicable to common stock	$1,373	$459	$(54)		$1,778

Earnings per common share from continuing operations	$5.36	$5.15			$5.95

Weighted-average common shares outstanding (in millions)	256	89	(46	) (g)	299

Earnings per common share from continuing operations - assuming dilution	$4.97	$4.99			$5.52

Weighted-average common equivalent shares outstanding (in millions)	278	92	(46	) (g)	324
See Notes to Unaudited Pro Forma Combined Financial Statements.

VALERO ENERGY CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 2004
(millions of dollars, except per share amounts)

	Valero	Premcor	Pro Forma		Pro Forma
	Historical (h)	Historical (i)	Adjustments		Combined

Operating revenues	$54,619	$15,335	$(730	) (a)	$69,224

Costs and expenses:
Cost of sales	47,797	13,287	(730	) (a)	60,354
Refining operating expenses	2,141	819	—		2,960
Retail selling expenses	705	—	—		705
General and administrative expenses	379	151	(9	) (b)	521
Depreciation and amortization expense	618	154	(96	) (c)	888
			212	(c)
Restructuring and other charges	—	20	—		20

Total costs and expenses	51,640	14,431	(623)		65,448

Operating income	2,979	904	(107)		3,776
Equity in earnings of Valero L.P.	39	—	—		39
Other income (expense), net	(48)	4	—		(44)
Interest and debt expense:
Incurred	(297)	(158)	(70	) (d)	(506)
			19	(e)
Capitalized	37	22	—		59

Income from continuing operations before income taxes	2,710	772	(158)		3,324
Income tax expense	906	288	(52	) (f)	1,142

Net income from continuing operations	1,804	484	(106)		2,182
Preferred stock dividends	13	—	—		13

Net income applicable to common stock	$1,791	$484	$(106)		$2,169

Earnings per common share from continuing operations	$7.02	$5.73			$7.29

Weighted-average common shares outstanding (in millions)	255	85	(42	) (g)	298

Earnings per common share from continuing operations - assuming dilution	$6.53	$5.58			$6.77

Weighted-average common equivalent shares outstanding (in millions)	276	87	(41	) (g)	322
See Notes to Unaudited Pro Forma Combined Financial Statements.

VALERO ENERGY CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
(a)	To eliminate operating revenues and cost of sales related to transactions between Valero and Premcor.

(b)	To reflect the adjustment of Premcor’s stock-based employee compensation costs recognized for fixed stock option plans from the fair value method utilized by Premcor to the intrinsic value method utilized by Valero (a reduction in expense of $7 million and $9 million for the six months ended June 30, 2005 and the year ended December 31, 2004, respectively)[1].

(c)	To adjust historical depreciation expense of Premcor to reflect depreciation expense using an overall blended estimated life of 25 years, 10% salvage value, based on an estimated $5,880 million fair value of the property, plant and equipment acquired.

(d)	To reflect interest expense at a current annual rate on date of acquisition of LIBOR plus 75 basis points (approximately 4.6%) on $1.5 billion of borrowings required to fund a portion of the cash consideration, including the amortization of $3 million of deferred debt issuance costs over the assumed five-year term of the debt ($35 million for the six months ended June 30, 2005 and $70 million for the year ended December 31, 2004). A 1/8% change in the interest rate associated with these borrowings would have a $1 million and $2 million effect on interest expense for the six months ended June 30, 2005 and the year ended December 31, 2004.

(e)	To reflect the amortization of the excess of the fair value of Premcor debt assumed by Valero over its carrying amount on the date of acquisition ($9 million for the six months ended June 30, 2005 and $19 million for the year ended December 31, 2004).

(f)	To reflect the tax effect of the pro forma pre-tax income adjustments related to the merger and adjust the effective tax rate to the rate that would have been incurred by Valero as a result of the merger (32.8% for the six months ended June 30, 2005 and 34.4% for the year ended December 31, 2004).

(g)	To reflect the elimination of Premcor common shares and the effect of the 42.5 million Valero shares issued to fund the acquisition of approximately one-half of the outstanding common stock of Premcor. The adjustments for the weighted-average common equivalent shares outstanding also include the elimination of Premcor dilutive securities and the inclusion of 3.5 million shares related to the dilutive effect of vested stock options issued by Valero in exchange for outstanding Premcor stock options.

(h)	Valero’s historical statement of income for the year ended December 31, 2004 has not been adjusted to reflect the effect of the Aruba acquisition, which was completed on March 5, 2004, as if it had occurred on January 1, 2004, since the effect on Valero’s results of operations for the period preceding the acquisition date is not significant. If Valero’s historical statement of income for the year ended December 31, 2004 had been adjusted to include the Aruba acquisition for the full year, net income, earnings per common share, and earnings per common share assuming dilution would have been reduced by $17 million, $0.11 and $0.10, respectively.

(i)	Premcor’s historical statement of income for the year ended December 31, 2004 includes the effect of the acquisition of the Delaware City refinery from its acquisition date of May 1, 2004.

[1]	Valero accounts for its employee stock compensation plans using the intrinsic value method of accounting set forth in APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations as currently permitted by Financial Accounting Standards Board (FASB) Statement No. 123, “Accounting for Stock-Based Compensation.” Statement No. 123 was revised by the FASB in December 2004 to eliminate the use of the intrinsic value method. As a result of this revision and a subsequent deferral of its effective date by the Securities and Exchange Commission, Valero will be required to transition to the fair-value-based method beginning on January 1, 2006. The adoption of the revised Statement No. 123 will reduce Valero’s results of operations, but it will not impact Valero’s overall financial position. For additional information on the effects of the revised Statement No. 123, see Valero’s Annual Report on Form 10-K for the year ended December 31, 2004. Premcor adopted the fair value recognition provisions of Statement No. 123, as originally issued, in 2002 using a prospective transition application. The application of the revised Statement No. 123 would not significantly affect Premcor’s results of operations for the periods presented.